SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

Preliminary information statement

Definitive information statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

REVLON, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ACTION BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS OF

237 PARK AVENUE
NEW YORK, NEW YORK 10017

DATE FIRST MAILED TO STOCKHOLDERS: April •, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Revlon, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Revlon, Inc., a Delaware corporation (‘‘we,’’ ‘‘us,’’ ‘‘our’’ or the ‘‘Company’’), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated April 10, 2008, an amendment to our restated certificate of incorporation to effect a reverse stock split of our Class A and Class B common stock at a reverse stock split ratio of 1-for-10.

Please review the Information Statement included with this Notice for a more complete description of this matter.

Our Board of Directors has fixed the close of business on April 21, 2008 as the record date for the determination of stockholders entitled to notice of the action by written consent. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action authorized by our majority stockholders can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Since the accompanying Information Statement is first being mailed to security holders on April •, 2008, the corporate action described therein may be taken on or after May •, 2008. Following the effectiveness of the above action by written consent authorizing the transaction described in the accompanying Information Statement, we expect to consummate the reverse stock split by filing an amendment to our restated certificate of incorporation with the Delaware Secretary of State on or about May •, 2008, subject to prior abandonment of the reverse stock split as may be determined in the discretion of our Board of Directors.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of our Board of Directors,
Robert K. Kretzman Executive Vice President, Human Resources, Chief Legal Officer, General Counsel and Secretary

New York, New York April •, 2008

INFORMATION STATEMENT
FOR
REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

Table of Contents

Page
ABOUT THIS INFORMATION STATEMENT	1
GENERAL	1
CORPORATE ACTION TAKEN — REVERSE STOCK SPLIT	1
Board Authorization	1
The Action by Written Consent	2
VOTING AND VOTE REQUIRED	2
NOTICE PURSUANT TO DGCL SECTION 228	2
DISSENTERS’ RIGHTS OF APPRAISAL	2
COST OF THIS INFORMATION STATEMENT	2
HOUSEHOLDING OF STOCKHOLDER MATERIALS	2
APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR CLASS A AND CLASS B COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF 1-FOR-10	3
THE PROPOSED AMENDMENT	3
EFFECTIVE DATE	3
REASONS FOR THE REVERSE STOCK SPLIT	3
EFFECTS OF THE REVERSE STOCK SPLIT	4
General	4
Effect On Our Stock Plan	5
Effect On Authorized Shares	5
Reduction In Stated Capital	5
Fractional Shares	5
Exchange of Stock Certificates	6
No Appraisal Rights	7
Certain Federal Income Tax Consequences of the Reverse Stock Split	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
FORWARD-LOOKING STATEMENTS	11
WHERE YOU CAN FIND MORE INFORMATION	12
Annex A — Amendment to Our Restated Certificate of Incorporation to Effect a Reverse Stock Split at a Reverse Stock Split Ratio of 1-for-10	A-1

REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Revlon, Inc., a Delaware corporation (‘‘we,’’ ‘‘us,’’ ‘‘our’’ or the ‘‘Company’’), in connection with action taken by the holders of at least a majority of the Company’s issued and outstanding voting securities, approving, by written consent dated April 10, 2008, an amendment to our restated certificate of incorporation to effect a reverse stock split of our Class A and Class B common stock at a reverse stock split ratio of 1-for-10 (the ‘‘Transaction’’ or the ‘‘reverse stock split’’).

The Company is controlled by Ronald O. Perelman who, directly or indirectly, through various affiliates, including MacAndrews & Forbes Holdings Inc., a Delaware corporation, and REV Holdings LLC, a Delaware limited liability company (collectively, ‘‘MacAndrews & Forbes’’), owns, as of March 31, 2008, all of our issued and outstanding Class B common stock, approximately 58% of the Company’s issued and outstanding shares of Class A common stock and approximately 60% of the Company’s issued and outstanding shares of Class A and Class B common stock combined (including 45,616,141 shares of our Class A common stock beneficially owned by a family member of Ronald O. Perelman with respect to which shares MacAndrews & Forbes holds a voting proxy), with such shares of Class A and Class B common stock together representing approximately 74% of the combined voting power of the Company’s common stock.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you.    This Information Statement is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), to our stockholders who would otherwise have been entitled to vote or give an authorization or consent in regard to the Transaction. Our Board of Directors has fixed the close of business on April 21, 2008 as the record date for the determination of stockholders entitled to notice of the action by written consent (the ‘‘Record Date’’). This Information Statement is first being mailed on April •, 2008 to our stockholders of record as of the April 21, 2008 Record Date. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action authorized by our majority stockholders can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Accordingly, following expiration of such 20-day period, we anticipate filing with the Delaware Secretary of State an amendment to our restated certificate of incorporation, implementing the reverse stock split in the manner so authorized, on or about May •, 2008, subject to the prior abandonment of the reverse stock split as may be determined in our Board’s discretion.

Our principal executive offices are located at 237 Park Avenue, New York, New York 10017, and our telephone number is (212) 527-4000.

Corporate Action Taken — Reverse Stock Split

Board Authorization

On April 10, 2008, our Board of Directors authorized an amendment to our restated certificate of incorporation (the ‘‘Amendment’’), subject to stockholder approval, to effect a reverse stock split of our

Class A and Class B common stock at a reverse stock split ratio of 1-for-10 (the ‘‘Split Ratio’’). Our Board of Directors authorized the reverse stock split of our Class A and Class B common stock with the primary intent of increasing the per share trading price of our Class A common stock, which is publicly listed on the New York Stock Exchange (the ‘‘NYSE’’) under the symbol ‘‘REV,’’ as more fully discussed under the caption ‘‘Reasons For The Reverse Stock Split,’’ below.

The Action by Written Consent

On April 10, 2008, MacAndrews & Forbes delivered to the Company an executed written consent of stockholders approving the Amendment and the 1-for-10 Split Ratio (the ‘‘Written Consent’’), in accordance with Section 228 of the Delaware General Corporation Law (the ‘‘DGCL’’). As of such date, MacAndrews & Forbes beneficially owned all of the Company’s issued and outstanding Class B common stock, approximately 58% of the Company’s issued and outstanding shares of Class A common stock and approximately 60% of the Company’s issued and outstanding shares of Class A and Class B common stock combined, with such shares of Class A and Class B common stock together representing approximately 74% of the combined voting power of the Company’s common stock.

Voting and Vote Required

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the outstanding voting power of our shares of common stock present and voting on the matter at a meeting would be required to approve the reverse stock split, which approval has been duly secured by written consent executed and delivered to us by MacAndrews & Forbes, as noted above.

On March 31, 2008, there were issued and outstanding: (i) 480,441,785 shares of Class A common stock, entitled to one vote per share, (ii) 31,250,000 shares of Class B common stock, entitled to ten votes per share, and (iii) no shares of preferred stock. On March 31, 2008, MacAndrews & Forbes owned, directly and indirectly, 277,932,040 shares, or approximately 58%, of our Class A common stock, and all of the 31,250,000 shares of our Class B common stock, with such shares of Class A and Class B common stock together representing approximately 60% of the Company’s issued and outstanding common stock and approximately 74% of the combined voting power of the Company’s common stock. Accordingly, the Written Consent executed by MacAndrews & Forbes pursuant to DGCL Section 228 and delivered to us is sufficient to approve the reverse stock split and requires no further stockholder vote or other action.

Notice Pursuant to DGCL Section 228

Pursuant to DGCL Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by DGCL Section 228.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of ‘‘householding’’ stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: Investor Relations Department, Revlon, Inc., 237 Park Avenue, New York, New York 10017, telephone: (212) 527-5230. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR CLASS A AND CLASS B COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF 1-FOR-10

The Amendment to effect the reverse stock split of our Class A and Class B common stock at the Split Ratio of 1-for-10 was approved by our Board of Directors and submitted for stockholder approval by our Board of Directors on April 10, 2008. On April 10, 2008, MacAndrews & Forbes, our majority stockholder, executed the Written Consent authorizing this Amendment. Accordingly, we have secured the necessary authorization for the Amendment as required by Section 242 of the DGCL.

The Proposed Amendment

The Amendment would effect a reverse stock split of the shares of our Class A and Class B common stock at a Split Ratio of 1-for-10.

The same Split Ratio will be used to effect the reverse stock split of both our Class A and Class B common stock; accordingly all stockholders will be affected proportionately. To avoid the existence of fractional shares of our common stock, shares that would otherwise result in fractional shares from the application of the Split Ratio will be collected and pooled by our transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares, thus cashing out such fractional shares. The par value of our Class A and Class B common stock will remain at $0.01 per share, respectively (see ‘‘Effects of the Reverse Stock Split,’’ below).

As of March 31, 2008, we had 480,441,785 shares of our Class A common stock and 31,250,000 shares of our Class B common stock issued and outstanding. Based on the number of shares of our Class A and Class B common stock currently issued and outstanding, immediately following the completion of the reverse stock split, based upon the 1-for-10 Split Ratio, we would have approximately 48,044,178 and approximately 3,125,000 shares of our Class A and Class B common stock issued and outstanding, respectively.

Effective Date

The effective date of the reverse stock split (the ‘‘Effective Date’’), if implemented by our Board of Directors, will be the date and time on which the Amendment is accepted and recorded by the Delaware Secretary of State (subject to any specific future time and date of effectiveness stated therein) in accordance with Section 103 of the DGCL, which is anticipated to be on or about May •, 2008, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

If, at any time prior to the filing of the Amendment, our Board of Directors, in its discretion, determines that the reverse stock split is no longer in our best interests and the best interests of our stockholders, the reverse stock split may be abandoned, without any further action by our stockholders. If the Board of Directors does not implement the reverse stock split prior to December 31, 2008, its authorization to implement the reverse stock split will terminate.

Reasons For The Reverse Stock Split

Our Board of Directors authorized the reverse stock split of our Class A common stock with the primary intent of increasing the per share trading price of our Class A common stock, which is publicly traded and listed on the NYSE. Our Class A common stock is listed on the NYSE under the symbol ‘‘REV.’’ On April •, 2008, the closing price per share of our Class A common stock on the NYSE consolidated tape was $ •. The reverse stock split would also reduce certain of our costs, such as NYSE listing fees, and would be intended to satisfy compliance with the NYSE’s price criteria for continued listing. Accordingly, for these and other reasons discussed below, the Company believes that effecting the reverse stock split would be in the Company’s and our stockholders’ best interests.

On April 11, 2008, we were notified by the NYSE that the trading price of our Class A common stock was below the price criteria of the NYSE’s continued listing standards, as the average per share closing price of our Class A common stock over a consecutive 30-trading day period was less than $1.00. After receiving the NYSE’s notice, we immediately notified the NYSE that on April 10, 2008 our Board of Directors and stockholders had approved the reverse stock split and that we intend to regain compliance with the NYSE’s price criteria, including by, among other things, implementing the reverse stock split. Under NYSE rules, we have 6 months following such notification to bring our share price and 30 trading day average closing price above $1.00, during which time our Class A common stock will continue to be listed on the NYSE.

We also believe that the reverse stock split should make our Class A common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Class A common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. However, some investors may view the reverse stock split negatively since it reduces the number of shares of Class A common stock available in the public market.

Reducing the number of outstanding shares of our Class A common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Class A common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A common stock. As a result, there can be no assurances that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Class A common stock will increase following the reverse stock split or that the market price of our Class A common stock will not decrease in the future.

MacAndrews & Forbes beneficially owns all 31,250,000 of the issued and outstanding shares of our Class B common stock, which is neither publicly traded nor listed on any exchange. Our restated certificate of incorporation provides that, in the case of any split of our Class A common stock, the shares of our Class B common stock will also be split so that the number of shares of our Class A and Class B common stock outstanding immediately following such split will bear the same relationship to each other as that which existed immediately prior to such split. Accordingly, our Board of Directors authorized the reverse stock split of our Class B common stock on the same basis and at the same 1-for-10 Split Ratio as the Class A common stock. The rights of the holders of our Class A and Class B common stock are in all respects identical, except for the fact that each share of our Class A common stock entitles the holder to one vote and each share of our Class B common stock entitles the holder to ten votes at each annual or special meeting of our stockholders, in the case of any written consent of stockholders and for all other purposes on all matters being voted on by our stockholders and as expressly set forth in our restated certificate of incorporation.

Effects Of The Reverse Stock Split

General

If we determine, upon the effectiveness of the Written Consent, to implement the reverse stock split, the principal result will be to proportionately decrease the number of outstanding shares of our Class A and Class B common stock based on the 1-for-10 Split Ratio. Our Class A common stock is currently registered under Sections 12(b) and 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our Class A common stock on the NYSE. Following the reverse stock split, our common stock will continue to be listed on the NYSE under the symbol ‘‘REV,’’ although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Class A and Class B common stock will not be affected by the reverse stock split, other than as a result of the elimination of fractional shares as described below. For example, a holder of 2.0% of the voting power of the outstanding shares of our Class A and Class B common stock immediately prior to the Effective Date will generally continue to hold 2.0% of the voting power of the outstanding shares of our Class A and Class B common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split, except to the extent stockholders are cashed out due to fractional ownership. If implemented, the reverse stock split may result in some stockholders owning ‘‘odd lots’’ of less than 100 shares of our Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in ‘‘round lots’’ of even multiples of 100 shares. We believe, however, that these potential negative effects are outweighed by the benefits of the reverse stock split.

Effect On Our Stock Plan

As of March 31, 2008, there were approximately 21,388,134 outstanding stock options and 10,582,005 shares of unvested restricted stock under our Third Amended and Restated Revlon, Inc. Stock Plan (as amended from time to time, the ‘‘Stock Plan’’). Under Section 3.5 of our Stock Plan, in the event of a reverse stock split, if the Compensation and Stock Plan Committee of our Board of Directors (the ‘‘Compensation Committee’’) determines in its sole discretion that it is appropriate to do so, (i) the number and kind of shares of common stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of common stock to be issued in respect of outstanding awards, (iii) the exercise price, grant price or purchase price relating to any award, and (iv) the maximum number of shares subject to awards which may be awarded to any grantee during any period shall be proportionately adjusted to prevent the dilution or enlargement of the rights of grantees.

Accordingly, if the reverse stock split is effected, the Company expects that the number of all outstanding equity awards will be proportionately adjusted by our Compensation Committee, using the same 1-for-10 Split Ratio, pursuant to its existing authority under the Stock Plan to do so. In connection with the reverse stock split, the Compensation Committee will implement only applicable technical, conforming changes to the Stock Plan, including ratably reducing the authorized shares of common stock available for awards under the Stock Plan. For example, based upon the 1-for-10 Split Ratio, the 65,500,000 authorized shares under our Stock Plan would be adjusted to 6,550,000 shares. In addition, the exercise price for each stock option would be increased by 10 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of Class A common stock, exercisable at $2.00 per share, would be adjusted as a result of the 1-for-10 Split Ratio into an option exercisable for 300 shares of Class A common stock at an exercise price of $20.00 per share.

Effect On Authorized Shares

As of March 31, 2008, our authorized capital stock consisted of (i) 900,000,000 shares of Class A common stock, (ii) 200,000,000 shares of Class B common stock and (iii) 20,000,000 shares of preferred stock. The reverse stock split will not affect the number of our authorized shares of capital stock. Accordingly, the number of authorized but unissued shares of Class A and Class B common stock will increase following the reverse stock split.

Reduction In Stated Capital

Pursuant to the reverse stock split, the par value of our Class A and Class B common stock each will remain $0.01 per share. As a result of the reverse stock split, on the Effective Date, the stated capital on our balance sheet attributable to our Class A and Class B common stock, respectively, will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the reverse stock split would not be evenly divisible based upon the 1-for-10 Split Ratio will be entitled to cash payments (without interest or deduction) in respect of such fractional shares. To avoid the existence of fractional shares of our common stock, shares that would otherwise result in fractional shares from the application of the Split Ratio will be collected and pooled by our transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be entitled to fractional shares.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Exchange of Stock Certificates

If the reverse stock split is effected, stockholders holding certificated shares will be required to exchange their stock certificates for new book entry shares (‘‘New Book Entry Shares’’) representing the appropriate number of shares of our Class A or Class B common stock, as the case may be, resulting from the reverse stock split. Stockholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by American Stock Transfer & Trust Company, our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Date, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of our Class A or Class B common stock, as the case may be, prior to the reverse stock split (‘‘Old Stock Certificates’’) in exchange for New Book Entry shares, or in the case of our Class B common stock, for which there is no public trading market, new Class B share certificates, representing the number of shares of our Class A or Class B common stock, as the case may be, resulting from the reverse stock split. Pursuant to applicable rules of the NYSE, your Old Stock Certificates representing shares of our Class A common stock cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your Old Stock Certificates representing shares of our Class A common stock for New Book Entry Shares in order to do so.

YOU SHOULD NOT SEND YOUR OLD STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued New Book Entry Shares, or in the case of our Class B common stock, for which there is no public trading market, new Class B share certificates, registered in the name of such person. As the NYSE’s Direct Registration System does not accommodate restricted shares, any Old Stock Certificate bearing a restrictive legend will be exchanged for a new physical stock certificate bearing the same legend, if any, restricting the transfer of such shares that were borne by the surrendered Old Stock Certificates held prior to the reverse stock split.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the Effective Date to represent the number of full shares of our Class A or Class B common stock, as the case may be, resulting from the reverse stock split. Until they have surrendered their Old Stock Certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to New Book Entry Shares only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate, except that if any New Book Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE’s Direct Registration System (and, for beneficial owners, by their brokers or banks which hold in ‘‘street name’’ for their benefit, as the case may be) to give effect to the reverse stock split.

No Appraisal Rights

Stockholders have no rights under Delaware law, our restated certificate of incorporation or our by-laws to exercise dissenters’ rights of appraisal with respect to the Transaction.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the reverse stock split to us and to holders of our common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The following summary does not address the tax consequences of the reverse stock split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences for a holder of our common stock pursuant to the reverse stock split will be as follows:

1. the holder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of common stock);

2. the holder’s aggregate tax basis of the common stock received pursuant to the reverse stock split, including any fractional share of the common stock not actually received, should be equal to the aggregate tax basis of such holder’s common stock surrendered in exchange therefor;

3. the holder’s holding period for the common stock received pursuant to the reverse stock split should include such holder’s holding period for the common stock surrendered in exchange therefor;

4. cash payments received by the holder for a fractional share of common stock generally should be treated as if such fractional share had been issued pursuant to the reverse stock split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and

5. we should not recognize gain or loss as a result of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2008 (unless otherwise noted), the number of shares of our common stock beneficially owned, and the percent so owned, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director of the Company, (iii) our Chief Executive Officer during 2007, our Chief Financial Officer during 2007 and each of the three most highly compensated executive officers other than our Chief Executive Officer and our Chief Financial Officer (note, we did not have any ‘‘executive officers’’ during 2007 other than David L. Kennedy, Alan T. Ennis and Robert K. Kretzman) who were serving as executive officers of the Company at the end of 2007 (collectively, the ‘‘Named Executive Officers’’) and (iv) all of our directors and Named Executive Officers as a group. The number of shares owned are those beneficially owned, as determined under the rules of the Securities Exchange Commission (the ‘‘SEC’’), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Certain of the shares listed as beneficially owned are pursuant to stock options which were all ‘‘out-of-the-money’’ as of March 31, 2008 in that the closing price of our Class A common stock as of such date as reported on the NYSE consolidated tape was less than the exercise price of such options. The following table does not give effect to the Transaction described in this Information Statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Ronald O. Perelman 35 E. 62nd St. New York, NY 10065	279,157,040 (Class A) 31,250,000 (Class B)(1)		60.5% (Class A and Class B combined) 57.9% (Class A) 100% (Class B)
FMR LLC. 82 Devonshire Street Boston MA 02109	65,535,710 (Class A	)(2)	12.8% (Class A and Class B combined) 13.6% (Class A)
Alan S. Bernikow	59,952 (Class A	)(3)	*
Paul J. Bohan	52,452 (Class A	)(4)	*
Alan T. Ennis	62,052 (Class A	)(5)	*
Meyer Feldberg	74,952 (Class A	)(6)	*
David L. Kennedy	2,327,873 (Class A	)(7)	*
Robert K. Kretzman	1,408,713 (Class A	)(8)	*
Edward J. Landau	75,086 (Class A	)(9)	*
Debra L. Lee	8,333 (Class A	) (10)	*
Linda Gosden Robinson	74,952 (Class A	)(11)	*
Barry Schwartz	20,148 (Class A	)	*
Kathi P. Seifert	131,413 (Class A	) (12)	*
Kenneth L. Wolfe	67,452 (Class A	)(13)	*
All Directors and Named Executive Officers as a Group (13 Persons)	283,520,418 (Class A) 31,250,000 (Class B)		60.9% (Class A and Class B) combined) 58.4% (Class A) 100% (Class B)

*	Less than one percent.
(1)	Mr. Perelman beneficially owns, directly and indirectly through MacAndrews & Forbes, 279,157,040 shares of Class A common stock (including, among other shares, 45,616,141 shares of Class A common stock beneficially owned by a family member, with respect to which shares

MacAndrews & Forbes holds a voting proxy, 3,135,000 shares held directly by Mr. Perelman and 1,225,000 shares that Mr. Perelman may acquire under vested options (which includes 300,000 option shares which will expire on April 27, 2008)), which represented approximately 58% of the outstanding shares of our Class A common stock. Mr. Perelman, through MacAndrews & Forbes, also beneficially owns all of the outstanding 31,250,000 shares of Revlon, Inc. Class B common stock, each of which is convertible into one share of Class A common stock, which, together with the Class A common stock referenced above, represented approximately 60% of the outstanding shares of Revlon, Inc. common stock and, as each share of Class A common stock is entitled to one vote per share and the Class B common stock is entitled to ten votes per share, approximately 74% of the combined voting power of such shares, in each case as of March 31, 2008. Shares of Class A common stock and shares of intermediate holding companies between Revlon, Inc. and MacAndrews & Forbes are, and may from time to time be, pledged to secure obligations of MacAndrews & Forbes. A default under any of these obligations that are secured by the pledged shares could cause a foreclosure with respect to such shares of Class A common stock or stock of intermediate holding companies. A foreclosure upon any such shares of stock or dispositions of shares of Class A common stock or stock of intermediate holding companies beneficially owned by MacAndrews & Forbes could, in a sufficient amount, constitute a ‘‘change of control’’ under Revlon Consumer Products Corporation’s (‘‘Products Corporation’’) 2006 Credit Agreements (as hereinafter defined), Products Corporation’s $170 million senior subordinated term loan agreement from MacAndrews & Forbes and the indenture governing Products Corporation’s 9½% Senior Notes due 2011. For purposes hereof, the term ‘‘2006 Credit Agreements’’ refers collectively to Products Corporation’s $840 million term loan facility and $160 million asset-based, multi-currency revolving credit facility.
(2)	Information based solely on a Schedule 13G/A, dated and filed with the SEC on February 14, 2008 and reporting, as of December 31, 2007, beneficial ownership by FMR LLC, the successor of FMR Corp., and Edward C. Johnson 3d (the Chairman of FMR LLC), of 65,535,710 shares of Class A common stock (collectively, the ‘‘Fidelity Owned Shares’’), including 13,604,388 shares with respect to which FMR LLC has sole power to vote or direct the vote and 65,535,710 shares in total that FMR LLC has sole power to dispose of or direct the disposition of. According to the Schedule 13G/A, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, was the beneficial owner of 47,644,135 shares of Class A Common Stock (which are included in the total reported Fidelity Owned Shares) as a result of acting as investment adviser to various investment companies, one of which, Fidelity Advisors High Yield Fund, was the beneficial owner of 41,158,562 shares of Class A common stock (which are included in the total reported Fidelity Owned Shares).
(3)	Includes 8,333 shares held directly by Mr. Bernikow (representing restricted shares that vested during 2007) and 51,619 shares that Mr. Bernikow may acquire under vested options, all of which options are out-of-the-money.
(4)	Includes 8,333 shares held directly by Mr. Bohan (representing restricted shares that vested during 2007) and 44,119 shares that Mr. Bohan may acquire under vested options, all of which options are out-of-the-money.
(5)	Includes 47,052 shares held directly by Mr. Ennis (including 33,927 shares that represent restricted shares that vested during 2007 and 13,125 shares that represent restricted shares that vested during 2008, in each case net of shares withheld for taxes) and 15,000 shares that Mr. Ennis may acquire under vested options, all of which options are out-of-the-money.
(6)	Includes 8,333 shares held directly by Mr. Feldberg (representing restricted shares that vested during 2007) and 66,619 shares that Mr. Feldberg may acquire under vested options, all of which options are out-of-the-money.
(7)	Includes 533,623 shares held directly by Mr. Kennedy (including 288,650 shares that were purchased directly by Mr. Kennedy, 50,000 shares that represent restricted shares that vested during 2004, 42,477 shares that represent restricted shares that vested during 2005, 39,500 shares that represent restricted shares that vested during 2006 and 112,996 shares that represent restricted shares that vested during 2007, in each case net of shares withheld for taxes) and 1,794,250 shares that Mr. Kennedy may acquire under vested options, all of which options are out-of-the-money.
(8)	Includes 260,713 shares held directly by Mr. Kretzman (including 35,000 shares that represent restricted shares that vested during 2004, 78,420 shares that represent restricted shares that vested during 2005, 52,960 shares that represent restricted shares that vested during 2006 and 94,333 shares that represent restricted shares that vested during 2007, in each case net of shares withheld for taxes) and 1,148,000 shares that Mr. Kretzman may acquire under vested options, all of which options are out-of-the-money.
(9)	Includes 8,467 shares held directly by Mr. Landau (including 134 shares that were purchased directly by Mr. Landau and 8,333 shares that represent restricted shares that vested during 2007) and 66,619 shares that Mr. Landau may acquire under vested options, all of which options are out-of-the-money.
(10)	Includes 8,333 shares held directly by Ms. Lee (representing restricted shares that vested during 2007).
(11)	Includes 8,333 shares held directly by Ms. Robinson (representing restricted shares that vested during 2007) and 66,619 shares that Ms. Robinson may acquire under vested options, all of which options are out-of-the-money.
(12)	Includes 123,080 shares that were purchased directly by Ms. Seifert and 8,333 shares representing restricted shares that vested during 2007.
(13)	Includes 23,333 shares held directly by Mr. Wolfe (including 15,000 shares that were purchased directly by Mr. Wolfe and 8,333 shares representing restricted shares that vested during 2007) and 44,119 shares that Mr. Wolfe may acquire under vested options, all of which options are out-of-the-money.

FORWARD-LOOKING STATEMENTS

This Information Statement, as well as other public documents and statements of the Company referred to herein, may contain forward-looking statements that involve risks and uncertainties, which are based on the beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers and intents of the Company’s management. While the Company believes that its estimates and assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible for the Company to anticipate all factors that could affect its results. The Company’s actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company’s expectations and estimates (whether qualitative or quantitative) as to:

•	our consummation of the reverse stock split and its expected terms and conditions, as well as the timing, of such transaction;

•	the intended benefits of the reverse stock split, including that it is in the best interests of the Company’s stockholders, should increase the per share trading price of Revlon’s Class A common stock, should make such stock more attractive to a broader range of institutional and other investors, would reduce certain of our costs, such as NYSE listing fees, and would be intended to satisfy our compliance with the NYSE’s price criteria for continued listing; and

•	the market’s near and long term reaction to the reverse stock split.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language such as ‘‘estimates,’’ ‘‘objectives,’’ ‘‘visions,’’ ‘‘projects,’’ ‘‘forecasts,’’ ‘‘focus,’’ ‘‘drive towards,’’ ‘‘plans,’’ ‘‘targets,’’ ‘‘strategies,’’ ‘‘opportunities,’’ ‘‘drivers,’’ ‘‘believes,’’ ‘‘intends,’’ ‘‘outlooks,’’ ‘‘initiatives,’’ ‘‘expects,’’ ‘‘scheduled to,’’ ‘‘anticipates,’’ ‘‘seeks,’’ ‘‘may,’’ ‘‘will,’’ or ‘‘should’’ or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategies, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors are advised, however, to consult any additional disclosures the Company made or may make in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which the Company filed with the SEC on March 5, 2008, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC in 2008 and 2007 (which, among other places, can be found on the SEC’s website at http://www.sec.gov, as well as on the Company’s website at www.revloninc.com). The information available from time to time on such websites shall not be deemed incorporated by reference into this Information Statement. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in the Company’s filings with the SEC, including this filing, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company:

•	difficulties, delays, unanticipated costs or our inability to consummate the reverse stock split on the expected terms and conditions or timeline;

•	difficulties, delays or the inability to increase the per share trading price of our Class A common stock as a result of the reverse stock split, including future decreases in the price of Revlon Class A common stock due to, among other things, the announcement of the reverse stock split or our inability to make such stock more attractive to a broader range of institutional or other investors, such as due to investors viewing the reverse stock split negatively or due to future financial results, market conditions, the market perception of our business or other factors adversely affecting the market price of our Class A common stock, notwithstanding the reverse stock split or otherwise, or less than anticipated cost reductions, or our stock price being insufficient to regain compliance with the NYSE’s price criteria for continued listing; or

•	unanticipated negative reactions to the reverse stock split or unanticipated circumstances or results that could negatively affect interest in our Class A common stock by the investment community.

Factors other than those listed above could also cause the Company’s results to differ materially from expected results. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at Station Place, 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov and on our corporate website, www.revloninc.com (under the Investor Relations link).

In addition, if you have any questions about this Information Statement or if you need additional copies of this Information Statement or copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 or September 30, 2007, please contact our Chief Legal Officer, by e-mail to robert.kretzman@revlon.com, or by correspondence addressed to Revlon, Inc., 237 Park Avenue, New York, NY 10017, attention: Robert K. Kretzman, Esq.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
REVLON, INC.

Pursuant to Sections 228 and 242 of
the General Corporation Law of the
State of Delaware

REVLON, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the ‘‘Company’’), does hereby certify as follows:

FIRST:    Upon the filing and effectiveness (the ‘‘Effective Time’’) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Restated Certificate of Incorporation, each ten (10) shares of the Company’s Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock and Class B Common Stock, respectively, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the ‘‘Reverse Stock Split’’). No certificates representing fractional shares of Class A Common Stock or Class B Common Stock, as the case may be, shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Class A Common Stock or Class B Common Stock, as the case may be, shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Class A Common Stock or Class B Common Stock, as the case may be. Each certificate that prior to such combination represented shares of Class A Common Stock or Class B Common Stock, as the case may be (‘‘Old Certificates’’), shall thereafter represent that number of shares of Class A Common Stock or Class B Common Stock, as the case may be, into which the shares of Class A Common Stock or Class B Common Stock, as the case may be, represented by the Old Certificate shall have been combined.

SECOND:    This Certificate of Amendment shall become effective as of                  at          [a.m./p.m.]

THIRD:    This Certificate of Amendment was duly adopted by written consent of the Company’s stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Execution Page Follows]

A-1

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly executed in its corporate name as of the [    ] day of May, 2008.

REVLON, INC.

By:
Name: Robert K. Kretzman Title: Executive Vice President, Human Resources, Chief Legal Officer, General Counsel and Secretary

A-2